Exhibit 10.13

AMENDMENT NO. 1

TO ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT AMENDMENT (this “Amendment”) is entered into effective as of March 9, 2023, by and among Trailblazer Merger Corporation I (the “Company”), Trailblazer Sponsor Group LLC (the “Sponsor”) and LifeSci Capital LLC (“LifeSci,” and, together with the Company and the Sponsor, the “Parties”).

RECITALS:

WHEREAS, on September 23, 2022, the Parties entered into that certain Advisory Agreement (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement, and each Party acknowledges the mutual benefits of so amending the Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Section 2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b)	For the purposes of this Agreement, “Total Consideration” shall mean the total market value of, without duplication, all cash, securities, or other property paid or transferred at the closing of a Transaction by the Target’s stockholders or to be paid or transferred in the future to the Target’s stockholders with respect to such Transaction (other than payments of interest or dividends and any contingent or earnout consideration based upon future performance of the combined companies, however characterized), including, without limitation, to the extent applicable, any net value paid in respect of (i) the assets of the Target and (ii) the capital stock of the Target (and the spread value of any “in the money” securities convertible into options, warrants or other rights to acquire such capital stock), after giving effect to the assumption, retirement or defeasance, directly or indirectly (by operation of law or otherwise), of any long-term liabilities of the Target or repayment of indebtedness, including, without limitation, indebtedness secured by the assets of the Target, capital leases or preferred stock obligations; provided, that for the avoidance of doubt, any funds in the trust account into which the proceeds of the Company’s proposed initial public offering (the “Offering”) are placed (as may be applicable in the case of a Transaction) or financing proceeds raised in connection with the closing of the Transaction, in either case, that are not paid to the Target’s stockholders as consideration in the Transaction will not be included as part of the Total Consideration.

For purposes of this Section 2, the market value of any publicly traded common stock, whether already outstanding or newly-issued, will be equal to the greater of:

(i) the value of such common stock issued to the Target upon the closing of a Transaction at a price equal to $10.00 per share; and

(ii) the VWAP of such common stock for the first five (5) trading days following the consummation of the Transaction.

“VWAP” means the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average).

Any fee payable to LifeSci other than in cash (including relevant portions of the Advisory Fee, such as equity compensation) shall be settled following the consummation of the business combination, but no later than the fifth (5th) trading day subsequent to a notice of effectiveness by the Securities and Exchange Commission of the earliest S-1 or S-3 registration statement by the post-Transaction combined Company (the “Registration Date”) pursuant to which any shares issuable to LifeSci can and shall be registered. In the case of the issuance of subsequent additional equity consideration to the post-Transaction combined Company as a result of a negotiated Transaction, such fees payable to LifeSci shall be settled within 10 days of the receipt of additional equity securities, if and when received by the post-merger combined Company and its stockholders. Any fees payable in equity to LifeSci shall be settled in the form of shares of the post-Transaction combined Company, which shares shall be registered by the Company on a Form S-1 or Form S-3 registration statement as soon as practicable following issuance, in a quantity equal to (x) the dollar value of the equity fees payable to LifeSci pursuant to Section 2(a) and Section 2(b) herein, divided by (y) the closing price per share of the post-merger combined Company's stock as of the date prior to the filing of such registration statement.

2.       Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Agreement shall remain in full force and effect.

3.       This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

LIFESCI CAPITAL LLC

		By:	/s/ David Dobkin
Name: David Dobkin
Title: Managing Director

ACCEPTED AND AGREED TO:

TRAILBLAZER SPONSOR GROUP, LLC,
On behalf of itself and
TRAILBLAZER MERGER CORPORATION I

By:	/s/ Joseph Hammer
Name: Joseph Hammer
Title: Manager